Exhibit 10.1

KOPIN CORPORATION

OPTION SURRENDER AGREEMENT

OPTION SURRENDER AGREEMENT dated as of [            ] between Kopin Corporation, a Delaware corporation (the “Company”), and [            ] (the “Optionee”).

WHEREAS, the Company has previously granted to the Optionee the options set forth on Exhibit A (the “Options”) each to acquire shares of common stock of the Company at a specified exercise price pursuant to a stock option agreement (each, an “Agreement and collectively, the “Agreements”) under the Company’s 1992 Stock Option Plan, the Company’s 2001 Equity Incentive Plan or the Company’s 2001 Supplemental Equity Incentive Plan.

WHEREAS, based on a review of the Company’s practices relating to stock option grants, the Company has determined that certain of the Options (each, a “Discounted Option”) were granted with an exercise price (the “Exercise Price”) less than the fair market value (the “FMV”) of the Company’s common stock on the respective measurement dates for such Discounted Options as determined under generally accepted accounting principles.

WHEREAS, the Optionee takes no position with respect to the measurement date of grant and instead defers to the Company’s determination.

WHEREAS, the Optionee has exercised certain of the Discounted Options, as set forth on Exhibit A attached hereto, and as a result of such exercises has realized an unintended benefit in the amount of the aggregate difference between the Exercise Price and the FMV for such exercised Discounted Options (the “Excess Benefit”).

WHEREAS, the Company and the Optionee desire that Optionee repay in cash or relinquish certain other option rights (or both) to repay the Company for the amount of such Excess Benefit, net of taxes actually incurred by Optionee with respect thereto (the “Net Excess Benefit”).

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee hereby agree as follows:

1.	Net Excess Benefit. Optionee hereby agrees that the Net Excess Benefit of the Discounted Options on an after tax basis totals [$ ].

2.	Payment. As payment for such Net Excess Benefit, Optionee agrees to surrender to the Company certain vested Options as set forth on Exhibit A, and hereby waives, and does hereby irrevocably waive, on his own behalf and on behalf of any beneficiary, transferee or successor, any and all rights to exercise, from among his otherwise exercisable Options as set forth on Exhibit A, with the result that, after giving effect to such waiver, Optionee shall have the right to exercise in accordance with their terms, of the Options as set forth on Exhibit A.

3.	Representations of Optionee. Optionee hereby acknowledges that the tax rates used in the calculation to determine the Net Excess Benefit represent statutory withholding rates and is not relying on the Company or its agents for tax, legal or investment advice. The Company assumes no liability for the impact of the use of these rates on the Optionee’s personal tax situation.

4.	Further Agreements of Optionee. The Optionee agrees that the Company shall not be liable for any costs, loss or damage that the Optionee may incur by entering into this Option Surrender Agreement, it being understood that the Optionee will not pursue a claim (i) with respect to such costs, loss or damage (other than taxes to the extent provided below), or (ii) with respect to costs incurred in connection with the negotiation and preparation of this Option Surrender Agreement; provided, however, that nothing herein shall affect any rights of the Optionee to indemnification pursuant to the Company’s charter, by-laws or any other agreements or instruments of or with the Company or any of its subsidiaries. Without limiting the generality of the foregoing, the Company agrees to indemnify Optionee for any taxes incurred by entering into this Option Surrender Agreement. The Optionee further agrees the Optionee will not challenge or pursue any claim based upon the Company’s determination of the applicable measurement dates of the Options or their value for purposes of payment of all or part of the Net Excess Benefit.

5.	Defined Terms. All defined terms used herein but not otherwise defined shall have the meaning assigned to such terms in the Agreements.

6.	Amendment; Waiver. This Option Surrender Agreement may be amended, modified or supplemented by the parties hereto only by a written instrument signed by the Company and Optionee. The terms and conditions of this Option Surrender Agreement may be waived only by a written instrument signed by the party waiving compliance.

7.	Governing Law. This Option Surrender Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

8.	Entire Agreement, Assignment, etc. The Option Surrender Agreement constitute the entire agreement between the parties with respect to the subject matter hereof. This Option Surrender Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Option Surrender Agreement is personal to Optionee and shall not be assignable by Optionee, by operation of law or otherwise.

9.	Counterparts. This Option Surrender Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Option Surrender Agreement.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Option Surrender Agreement as a sealed instrument as of the date first above written.

KOPIN CORPORATION

By:
Name: Title:

OPTIONEE

By:
Name:

Exhibit A

Original Grant Date	Original Grant Price	Revised Price	Options				Options Vested	Price Sold	Value Realized	After Tax Value Realized	Number of Options Surrendered	Number of Options Remaining
			Issued	Exercise	Canceled	Balance

Tax Rate
Fed	25.000%
State	5.300%
FICA	7.625%

37.925%

5